Exhibit 10.1

June 15, 2006

Surya N. Mohapatra, Ph.D.

Chairman and Chief Executive Officer

1 Malcom Avenue

Teterboro, New Jersey

RE:	Employment Agreement between Quest Diagnostics Incorporated and Surya N. Mohapatra, effective November 9, 2003 (the “Contract”)

Dear Surya:

This letter confirms our mutual agreement that the term of your employment agreement with Quest Diagnostics Incorporated dated November 9, 2003 (the “Employment Agreement”) as set forth in Section 2(a) of the Employment Agreement will automatically renew on January 1, 2007 for one year unless either you or the Company gives written notice to the other party on or before July 31, 2006 of the intention not to so renew the Agreement. As such, Section 2(a) of the Employment Agreement is modified to reflect this agreement.

All other terms of the Employment Agreement shall remain in full force and effect.

Please acknowledge your agreement to this amendment of the Contract by signing a copy of this letter where indicated below.

Sincerely,

Quest Diagnostics Incorporated

By:	/s/ David Norgard
On behalf of the Compensation Committee
of the Board of Directors

Agreed to: /s/ Surya N. Mohapatra

Surya N. Mohapatra